July 21, 2009

ALLIANCE DATA SIGNS MULTI-YEAR AGREEMENT
WITH SPECIALTY RETAILER BIG M, INC.

•	Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced it has signed a multi-year agreement to provide private label credit card services to Big M, Inc., a multi-brand specialty retailer with more than 150 store locations.

•	Alliance Data will provide private label services to Big M in addition to acquiring its existing private label credit card portfolio (purchase price not disclosed).

•	Under terms of the agreement, Alliance Data will provide a comprehensive set of private label credit card services including account acquisition and activation; receivables funding; card authorization; private label credit card issuance; statement generation; remittance processing; customer service function; and marketing services.

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